UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Global Water Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0632193
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21410 N 19th Avenue #220, Phoenix, Arizona	85027
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-209025

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock of Global Water Resources, Inc. (the “Company”). A description of the common stock of the Company is set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1, as amended (File No. 333-209025) (the “Registration Statement”), filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and is incorporated herein by reference. Any form of prospectus that includes such description and that is subsequently filed by the Company pursuant to Rule 424(b) of the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL WATER RESOURCES, INC.

Dated: April 26, 2016	/s/ Michael J. Liebman
Michael J. Liebman
Chief Financial Officer